Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

AGREEMENT, dated April 14, 2010 (this “Agreement”), by and among Saratoga Investment Advisors, LLC (“Saratoga”), GSCP (NJ), L.P. (“GSCP”), GSC CDO III L.L.C. (“GSC CDO”) and the individuals and entities set forth on Schedule I and signatory hereto (together with GSCP and GSC CDO, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, concurrently herewith, GSC Investment Corp. (the “Company”), Saratoga and CLO Partners LLC (together with Saratoga, the “Saratoga Affiliates”) are entering into (i) a Stock Purchase Agreement (as such agreement may hereafter be amended from time to time, the “Stock Purchase Agreement”) pursuant to which such entities and individuals will, if all conditions to Closing thereunder are satisfied or appropriately waived, purchase (the “Stock Purchase”) a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) other agreements related to the recapitalization of the Company (the “Transaction”);

WHEREAS, each of the Shareholders owns of record or beneficially shares (the “Shares”) of the Company’s Common Stock;

WHEREAS, as an inducement and a condition to entering into the Stock Purchase Agreement and all other agreements related to the Transaction, the Saratoga Affiliates desire that the Shareholders agree, and the Shareholders are willing to agree, to enter into this Agreement and support matters contemplated by the Stock Purchase Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1.           Provisions Concerning Shares.  (a) Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof, at any meeting of the holders of shares of Common Stock, however called, or in connection with any written consent of the holders of shares of Common Stock, such Shareholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by such Shareholder, whether heretofore owned or hereafter acquired, (i) in favor of the Stock Purchase Agreement, all related agreements contemplated by the Transaction and any actions required in furtherance thereof and hereof, including the Company Stockholder Proposals; and (ii) except as otherwise agreed to in writing in advance by Saratoga, against the following actions (other than the transactions contemplated by the Stock Purchase Agreement or related agreements contemplated by the Transaction): (A) any Acquisition Proposal; provided, however, that each Shareholder shall not be barred from voting or consenting in favor of an

Acquisition Proposal, or from entering into a voting agreement containing terms that are substantially the same as those contained herein (including termination concurrent with the termination of any related stock purchase agreement, agreement and plan of merger or similar transaction agreement) with any Third Party that submits an Acquisition Proposal, that, in accordance with Section 7.03 of the Stock Purchase Agreement, the Board of Directors of the Company has determined is a Superior Proposal and in connection therewith the Board of Directors of the Company has made an Adverse Recommendation Change; or (B) any change in the present capitalization of the Company or any amendment of the Company’s charter; which, in the case of each of the matters referred to in this clause (B), is intended to impede, interfere with, delay, postpone, or materially adversely affect the Stock Purchase and the transactions contemplated by this Agreement and the Stock Purchase Agreement.  Except as provided herein, no Shareholder, in their capacity as such, shall enter into, or engage in the negotiation of, any agreement or understanding with any person the effect of which would be inconsistent or violative of the provisions and agreements contained in Section 1 or 2 hereof unless and until this Agreement has been terminated in accordance with the provisions of Section 5 hereof.  For purposes of this Agreement, “Beneficially Own” or “Beneficial Ownership” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person shall include securities Beneficially Owned by all other persons with whom such person would constitute a “group” as within the meaning of Section 13(d)(3) of the Exchange Act.

(b)         In the event of a stock dividend or distribution, or any change in the outstanding number of shares of Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such shares of Common Stock issued pursuant to such dividends and distributions and any shares of Common Stock into which or for which any or all of the Shares may be changed or exchanged.

2.           Other Covenants, Representations and Warranties.  Each Shareholder, severally and not jointly, hereby agrees, represents and warrants as to himself, herself or itself to Saratoga as follows:

(a)          Ownership of Shares.  Each Shareholder is the record and/or Beneficial Owner of the number of shares set forth opposite such Shareholder’s name on Schedule I hereto.  On the date hereof, such Shares constitute all of the shares of Common Stock owned of record or Beneficially Owned by such Shareholder.  Except as set forth on Schedule I, and, except with respect to any Shareholder that is an entity, any such power that may be deemed to be shared with any Person controlling such entity, such Shareholder has with respect to the Shares Beneficially Owned by such Shareholder sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof (in both cases, including any Shares subject to any pledge or encumbrance in effect on the date hereof, and as such pledge or encumbrance may be modified or replaced after the date hereof, as set forth on Schedule I hereto), sole power of disposition, sole power of conversion, sole power to demand appraisal rights and, subject to the receipt of any required governmental approvals, sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Shares Beneficially Owned by such Shareholder, with no limitations, qualifications or restrictions on such rights.

(b)         Power: Binding Agreement.  Such Shareholder has all necessary power and authority (if an entity) or competence (if a natural person) to execute, deliver and perform this Agreement.  The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party including, without limitation, any voting agreement, shareholders agreement, pledge agreement or voting trust.  The execution and delivery of this Agreement by such Shareholder, the performance by such Shareholder of its obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized in the case of such Shareholder who is not a natural person by all requisite action on the part of such Shareholder, and no other corporate or other proceedings on the part of such Shareholder are necessary to approve this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by such Shareholder, enforceable against such Shareholder in accordance with its terms.

(c)         No Conflicts.  (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and, the consummation by such Shareholder of the transactions contemplated hereby (other than in respect of disclosures required by securities laws) and (B) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any pledge, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s properties or assets may be bound that would reasonably be expected to prevent such Shareholder from performing his, her or its obligations under this Agreement, or (2) violate any order, writ, injunctions decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets.

(d)         Restriction on Transfer, Proxies and Non-Interference.  Such Shareholder shall not, directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof:  (i) except (A) as contemplated by the Stock Purchase Agreement or any related agreement contemplated by the Transaction or (B) as a result of the operation of law, including bankruptcy or foreclosure, or (C) for estate planning purposes, offer for sale, sell, transfer, tender, pledge, encumber, assign (other than any pledge or encumbrance in effect on the date hereof, and as such pledge or encumbrance may be modified, replaced or foreclosed upon after the date hereof, and which aggregate number of such Shares subject to such pledge or encumbrance are set forth on Schedule I hereto) or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment (other than any pledge or encumbrance in effect on the date hereof, and as such pledge or encumbrance may be modified, replaced or foreclosed upon after the date hereof, and which aggregate number of such Shares subject to such pledge or encumbrance are set forth on Schedule I hereto) or other disposition of, any or all of their Shares (provided, however, that in the cases of subclauses (i)(B) (other than in the case of bankruptcy or foreclosure) or (C), any such permitted transferee shall execute and deliver a joinder agreement, in a form and substance reasonably satisfactory to Saratoga, pursuant to which such permitted transferee agrees to be bound by the terms of this Agreement in connection with the Shares or other interest transferred); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares Beneficially Owned by such Shareholder into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing such Shareholder from performing his, her or its obligations under this Agreement, in each case, except for the transactions contemplated by the Stock Purchase Agreement or any related agreement contemplated by the Transaction; provided, however, that, notwithstanding the foregoing provisions of this paragraph 2(d), no existing pledge or encumbrance, as listed on Schedule I hereto, as such pledge or encumbrance may be modified or replaced after the date hereof, may eliminate the relevant Shareholder’s ability to vote such Shares pursuant to the terms of this Agreement or interfere with such Shareholder’s ability to vote such Shares.

(e)         Fiduciary Responsibilities.  Such Shareholder makes no agreement or understanding herein in his or her capacity as a director or officer of the Company.  Without limiting the generality of the foregoing, such Shareholder (or a designee of such Shareholder) is executing this Agreement solely in his or her capacity as a record and/or Beneficial Owner of Shareholder’s Shares and nothing herein shall limit or affect any actions taken by such Shareholder (or a designee of such Shareholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company’s or the Company’s Board of Directors’ rights or obligations in connection with the Stock Purchase Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

3.           Further Assurances.  Each Shareholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use his, her or its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

4.           Stop Transfer.  Each Shareholder agrees with, and covenants to, Saratoga that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement.

5.           Termination.  Except as otherwise provided herein, this Agreement, including the covenants and agreements contained in Sections 1 through 4 hereof with respect to the Shares, shall terminate on the earlier of: (a) the date that is two months following the End Date, (b) in the event that the Stock Purchase Agreement is terminated in accordance with its terms, such termination date, and (c) in the event that the transactions contemplated by the Stock Purchase Agreement are consummated, at the Closing.

6.           Miscellaneous.

(a)          Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Stock Purchase Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.

(b)         Entire Agreement.  (i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

  (ii) The representations, warranties, covenants and agreements contained in this Agreement made by or relating to any Shareholder listed below are being made severally by such Shareholder and not jointly by or with any other Shareholder.

(c)         Assignment.  Except for any assignment pursuant to a transfer permitted by Section 2(d)(i), this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and permitted assigns.

(d)         Amendments, Waivers, etc.  This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

(e)         Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or when sent by facsimile transmission (with receipt confirmed by an electronically generated written confirmation), addressed as follows (or to such other address as a party may designate by notice to the others):

If to the Shareholders, to the addresses set forth on the signature pages hereto, with a concurrent copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Scott M. Zimmerman
Telecopy No.: (212) 698-3599

If to Saratoga:	Saratoga Investment Advisors, LLC
535 Madison Avenue
New York, NY 10022
Attention: Richard A. Petrocelli
Telecopy No.: (212) 750-3343

with a concurrent copy to:

Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, DC 20004
Attention: Steven B. Boehm
Telecopy No.: (202) 637-3593

(f)          Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(g)         Survival of Representations and Warranties.  The representations, warranties and agreements contained herein shall not survive the termination of this Agreement.

(h)         Specific Performance.  Each of the Shareholders recognize and acknowledge that a breach by he, she or it of any covenants or agreements contained in this Agreement will cause Saratoga and the Saratoga Affiliates to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the Shareholders agree that in the event of any such breach Saratoga and/or the Saratoga Affiliates shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

(i)          Remedies Cumulative.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(j)          No Waiver.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)         Binding Effect; Benefit.  The provisions of this Agreement are intended to benefit, and shall be enforceable by, each of the Saratoga Affiliates.  Except with respect to each of the Saratoga Affiliates, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the parties hereto.

(l)          Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof that would require the application of the law of a different jurisdiction.

(m)        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

(n)         Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

(Remainder of page intentionally left blank; signature pages follow)

IN WITNESS WHEREOF, Saratoga and the Shareholders have caused this Agreement to be duly executed as of the day and year first above written.

SARATOGA INVESTMENT ADVISORS, LLC

	By:	/s/ Richard A. Petrocelli
		Name:	Richard A. Petrocelli
		Title:	Managing Director

GSCP (NJ), L.P.
By: GSCP (NJ), Inc., as its General Partner

Address:	By:	/s/ Eric P. Rubenfeld
		Name:	Eric P. Rubenfeld
		Title:	Senior Managing Director, General Counsel & Secretary

GSC CDO III L.L.C.

By: GSCP (NJ) Holdings, L.P., as its Sole Member

By: GSCP (NJ), Inc., as its General Partner

Address:	By:	/s/ Eric P. Rubenfeld
		Name:	Eric P. Rubenfeld
		Title:	Senior Managing Director, General Counsel & Secretary

GREENWICH STREET
CAPITAL PARTNERS II, L.P.

By: Greenwich Street Investments II, L.L.C., as its General Partner

Address:	By:	/s/ Thomas V. Inglesby
		Name:	Thomas V. Inglesby
		Title:	Managing Member

[Signature page to Voting and Support Agreement]

HANNA FRANK INVESTMENTS LLC

Address:	By:	/s/ Peter Frank
		Name:	Peter Frank
		Title:	Managing Member

GSC SECONDARY INTEREST FUND LLC
By: GSC Group, Inc., its Sole Member

Address:	By:	/s/ Eric P. Rubenfeld
		Name:	Eric P. Rubenfeld
		Title:	Senior Managing Director, General Counsel & Secretary

Address:	By:	/s/ Richard M. Hayden
		Name:	Richard M. Hayden

Address:	By:	/s/ Robert F. Cummings, Jr.
		Name:	Robert F. Cummings, Jr.

Address:	By:	/s/ Steven M. Looney
		Name:	Steven M. Looney

Address:	By:	/s/ Charles S. Whitman III
		Name:	Charles S. Whitman III

Address:	By:	/s/ G. Cabell Williams
		Name:	G. Cabell Williams

[Signature page to Voting and Support Agreement]

Address:	By:	/s/ Richard T. Allorto
		Name:	Richard T. Allorto

Address:	By:	/s/ Seth M. Katzenstein
		Name:	Seth M. Katzenstein

Address:	By:	/s/ Thomas V. Inglesby
		Name:	Thomas V. Inglesby

[Signature page to Voting and Support Agreement]

SCHEDULE I

Beneficial Ownership of Shareholders & Encumbrances on Shares